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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion and incorporation by reference in this registration statement on Form S-3 of our report dated November 8, 1995 on our audits of the financial statements of Advanced Magnetics, Inc. We also consent to the references to our firm under the caption "Experts" and "Selected Financial Data."

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 15, 1996